LYNDA R. KEETON CPA, LLC

U.S Securities and Exchange Commission

Office of the Chief Accountant

100 F Street Northeast

Washington, DC 20549-2000

RE:	Disability Access Corporation
File No. 000-53538

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Disability Access Corporation for the event that occurred on January 24, 2013, and agree with the statements concerning our firm contained therein.

Very truly yours,

/s/ Lynda R. Keeton CPA, LLC

Lynda R. Keeton CPA, LLC

Henderson, NV

Quality And Integrity Are Essential In Business

375 N. Stephanie Rd., Bldg 2 • Henderson, Nevada 89014 • (702) 914-0253 • Fax (702) 914-0293